CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N- 1A of our report dated December 29, 2015, relating to the financial statements and financial highlights which appears in the October 31, 2015 Annual Report to Shareholders of HSBC Funds – Equity Funds, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
June 24, 2016